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                                                                    EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           RALPHS SUPERMARKETS, INC.

                            (a Delaware corporation)

                            (adopted April 28, 1992)


                                   ARTICLE I

                                    OFFICES

        SECTION 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle and The Corporation Trust Company shall be the resident agent of this Corporation in charge thereof.

        SECTION 1.2 Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

        SECTION 2.1 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), on such date and at such time as the Board of Directors shall each year fix and designate in the notice of such meeting, which date shall be within thirteen (13) months of the last annual meeting of stockholders. At the annual meeting no business may be transacted and no corporate action may be taken other than that stated in the notice of meeting.

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        SECTION 2.2  Notice of Meetings.  Except as otherwise expressly required by law, notice of the date, time and place of each meeting of the stockholders shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting by personal delivery or by mailing such notice, postage prepaid, directed to each stockholder at the address thereof as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting in the manner set forth in the first and second sentences of this Section 2.2 of this Article II.

        A written waiver of notice, signed by a stockholder entitled to such notice, whether signed before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 2.3 List of Stockholders. It shall be the duty of the Secretary (or such other officer that the Secretary shall appoint) to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 2.4 Quorum. At each meeting of the stockholders, except as otherwise expressly required by law or




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the Certificate of Incorporation, a stockholders holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the meeting, shall be present in person or by proxy to constitute a quorum for the transaction of business.

        SECTION 2.5 Adjournment. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, such meeting may adjourn from time to time, without notice other than by announcement at such meeting, by a majority vote of the stockholders present or represented by proxy and entitled to vote at such meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

        SECTION 2.6 Conduct of Meeting. At each meeting of the stockholders, one of the following shall act as chairman of such meeting and preside thereat, in the following order or precedence:

        (a)  the Chairman of the Board of Directors;

        (b) if there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors shall be absent from such meeting, the President;

        (c) if the Chairman of the Board of Directors and the President shall be absent from such meeting, the Secretary; or

        (d) if the Chairman of the Board of Directors, the President and the Secretary shall be absent from such meeting, any other officer of the Corporation designated by the Board of Directors or the Executive Committee to act as chairman of such meeting and to preside thereat.

        SECTION 2.7 Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 4 of Article VIII of these Bylaws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.


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Shares of the voting stock of the Corporation belonging to the Corporation shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or in these Bylaws, shall be decided by the vote of majority or the votes cast by stockholders present in person or by proxy and entitled to vote thereat. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if applicable, and shall state the number of shares voted.

        SECTION 2.8 Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

                                  ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        SECTION 3.2 Number of Term of Office. The Board of Directors shall consist of 11 directors and the number of directors constituting the Board of Directors may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Directors need not be stockholders of the Corporation or citizens or residence of the United States of America. The directors shall be divided


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into these classes, designated Class A, Class B, and Class C, respectively, with the term of office of the initial Class A directors to expire at the 1992 annual meeting of stockholders, the term of office of the initial Class B directors to expire at the 1993 annual meeting of stockholders, and the term of office of the initial Class C directors to expire at the 1994 annual meeting of stockholders. At each annual meeting of stockholders following the initial classification and election directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until the annual meeting of the stockholders at which his term expires and his successor is duly elected and qualified, or until his earlier death, resignation or removal in the manner provide herein. Directors shall be allocated as evenly as possible among the three classes of directors and, to the extent an equal allocation is not possible, a director shall first be added to Class C and then to Class A.

        SECTION 3.3 Election. The directors shall be elected by the stockholders at the annual meeting of stockholders or any special meeting called for that purpose.

        SECTION 3.4 Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

        A director, or the entire Board of Directors, may be removed at any time by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally at an election of directors, but such removal may be only for cause.

        Subject to the superseding provisions set forth in Section 12.2 hereof, any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though than a quorum, or by a sole remaining director. In the case of any increase in the number of directors on the Board of Directors, the additional directors may be elected by the directors then in office before such increase. The director elected to fill any such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualifies or until his earlier resignation or removal.


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        SECTION 3.5  Meeting.  (a) Annual Meetings.  As soon as practicable after each annual meeting of stockholders, the Board of Directors shall hold an annual meeting for the transaction of any business, provided a quorum of directors is present.

                (b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine.

                (c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or a majority of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board of Directors.

                (d) Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

                (e) Notice of Meetings. Notices of regular meetings of the Board of Directors or of any adjourned meetings need not be given and notices of annual meetings shall not be required if the annual meeting is held immediately after the annual meeting of stockholders.

        Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary to each director or member of such committee, addressed to him at his residence or usual place of business, at least five calendar days before the day on which such meeting is to be held, or shall be sent to him by telegraph, telecopy, cable or other form of recorded communication to be delivered personally or by telephone not later than two calendar days before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him in writing or by telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held, or if he shall be present at such meeting.

        (f) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall be present in person at any meeting of the Board of Directors in


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order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board of Directors, except or otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present at such meeting may adjourn such meeting from time to time until a quorum shall be present.

        (g) Action by Communication Equipment. The directors, or the members of any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        (h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board of Directors or such committee.

        (i) Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board of Directors; (b) the President; (c) the Secretary; or (d) any director chosen by a majority of the directors present thereat. The Secretary or, if he shall be presiding over the meeting in accordance with the provisions of this Section 3.5 or in case of his absence, any person designated by the Secretary shall act as secretary of such meeting and keep the minutes thereof.

        SECTION 3.6 Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors may receive compensation for their services and expenses incurred in performing the functions of director and member of any committee of the Board of Directors. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                   COMMITTEES

        SECTION 4.1 Executive Committee. (a) Designation and Membership. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of such number of directors, not less than two, as the Board of Directors shall appoint. Vacancies occurring on the Executive Committee for any reason may be filled by the Board of Directors at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board of Directors or by a majority in voting interest of the stockholders for cause. Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Executive Committee.

        (b) Functions and Powers. The Executive Committee, subject to any limitations prescribed by the Board of Directors and except as otherwise set forth in these By-laws or in the General Corporation Law of the State of Delaware, shall possess and may exercise, during the intervals between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware unless such power and authority shall be expressly delegated to it by a resolution passed by a majority of the entire Board of Directors. At each meeting of the Board of Directors, the Executive Committee shall make a report of all action taken by it since its last report to the Board of Directors.

        (c) Meetings, Quorum and Manner of Acting. The Executive Committee shall meet annually immediately after the annual meeting of the Board of Directors if necessary to elect officers not elected by the Board of Directors and shall meet at such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board of Directors may designate a chairman for the




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Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

        SECTION 4.2  Audit Committee.

        (a) Membership. The Corporation shall have an Audit Committee, consisting of at least three (3) directors. Vacancies occurring on the Audit Committee for any reason may be filled by the Board of Directors at any time. Any member of the Audit Committee shall be subject to removal, with or without cause, at any time by the Board of Directors or by a majority in voting interest of the stockholders for cause. Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Audit Committee.

        (b) Functions and Powers. The Audit Committee shall oversee the audit process and provide assistance to the Board of Directors in fulfilling its responsibilities relating to the corporate accounting and reporting practices. The Audit Committee shall: recommend the firm to be employed as the Corporation's independent auditor, and review and approve the discharge of any such firm; review, in consultation with the independent auditor, the results of each external audit of the Corporation, the report of the audit, any related management letter, and management's responses to recommendations made by the independent auditor in connection with the audit; review, in consultation with the independent auditor and management (i) the Corporation's annual financial statements (ii) any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements and (iii) any disputes between management and the independent auditor that arose in connection with the preparation of those financial statements; review, before or after publication, the Corporation's financial statements; consider, in consultation with the independent auditor, the scope and plan of forthcoming external audits; consider, in consultation with the independent auditor, the adequacy of the Corporation's internal accounting controls; consider, when presented by the independent auditor or otherwise, material questions of choice with respect to the choice of appropriate accounting principles and practices to be used in the preparation of the Corporation's financial statements; have the power to inquire into any financial matters in addition to those set forth above, preview the Corporation's compliance with the rules and regulations of the Securities and Exchange Commission; and perform such other functions as may be assigned to it by law, the Corporation's certificate of incorporation or by the Board of Directors.


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        The Chairman and/or the President and/or the Secretary of the
Corporation shall provide or arrange to provide such information, date and services as the Audit Committee may request. The Audit Committee shall conduct interviews or discussions as it deems appropriate with personnel of the Corporation, and/or others whose views would be considered helpful to the Audit Committee.

        (c) Meetings Quorum and Manner of Acting. The Audit Committee shall hold a minimum of two regular meetings per year, once prior to the commencement of the fiscal year-end audit to discuss and approve the scope of the audit, and once following the completion of the audit to review the results of the audit and at such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Audit Committee. A majority of the Audit Committee shall constitute a quorum, and the vote of a majority of those members of the Audit Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Audit Committee.

        SECTION 4.3 Other Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.


                                   ARTICLE V

                                    OFFICERS

        SECTION 5.1 Election, Appointment and Term of Office. The officers of the Corporation shall be a Chairman of the Board of Directors, who shall also be the Chief Executive Officer, a President, such number of Vice Chairmen of the Board of Directors and Vice Presidents (including any Executive, Senior, First and/or Group Vice Presidents) as the Board of Directors may determine from time to time, a General Counsel, a Secretary, a Chief Financial Officer, a Treasurer, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine from time to time. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America. The Chairman of the Board of Directors, any Vice Chairman of the



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Board of Directors and the President shall be elected by the Board of Directors at its annual meeting, and all other officers may be elected by the Board of Directors or Executive Committee, and each such officer shall hold office until the next annual meeting of the Board of Directors or the Executive Committee, as the case may be, and until his successor it elected or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board of Directors or Executive Committee may prescribe.

        If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors or Executive Committee at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

        SECTION 5.2 Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board or Executive Committee. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

        All officers and agents elected or appointed by the Board of Directors or Executive Committee shall be subject to removal at any time by the Board of Directors or the Executive Committee, as the case may be, with or without cause.

        A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

        SECTION 5.3 Duties and Functions. (a) Chairman of the Board. The Chairman of the Board of Directors, who shall be a member thereof, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors or the Executive Committee. Unless the Board of Directors shall appoint another officer to be the Chief Executive Officer of the Corporation, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, shall have the authority to sign, in the name and on behalf of the




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Corporation, agreements, documents and instruments in connection with the business of the Corporation and agreements, documents and instruments to which the seal of the Corporation is affixed, shall perform such duties and exercise such powers as are incident to the office of chief executive and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors or the Executive Committee.

        (b) Vice Chairman of the Board. Each Vice Chairman of the Board of Directors shall be a member thereof, shall have the authority to sign, in the name and on behalf of the Corporation, agreements, documents and instruments in connection with the business of the Corporation and agreements, documents and instruments to which the seal of the Corporation is affixed and shall have such powers and duties as may from time to time be prescribed by the Board of Directors or the Executive Committee.

        (c) President. The President shall be a member of the Board of Directors and shall perform such duties and exercise such powers as are incident to the office of president, shall have the authority to sign, in the name and on behalf of the Corporation, agreements, documents and instruments in connection with the business of the corporation and agreements, documents and instruments to which the seal of the Corporation is affixed and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors or the Executive Committee.

        (d) General Counsel. The General Counsel shall have supervision of all legal matters of the Corporation. The General Counsel shall have responsibility for the presentation and review of all contracts, agreements, real estate documentation, all financing matters having to do with the Corporation and all other agreements and documents entered into by the Corporation. In addition, he shall be responsible for all litigation matters of the Corporation, government agency compliance programs and all interaction with all government agencies. In this regard, he shall have responsibility for all securities filings and reporting and interface on securities and other matters with the accounting firm employed by the Corporation on legal related matters. Further, the General Counsel shall review all marketing programs and activities, including, but not limited to advertising, labeling, trademarks and copyrights to insure legal compliance. The General Counsel shall, in addition, have responsibility for such matters concerning the Corporation as may be designated by the Board of Directors, Executive Committee or Chairman.



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        (e) Secretary.  The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and committees of the Board of Directors. The Secretary shall have the primary authority to sign, and/or to empower, as the Secretary may deem necessary or advisable, any other officer of the Corporation to sign in the name and on behalf of the Corporation, any and all agreements, documents and other instruments in connection with the business of the Corporation. He shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall also be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all process incident to the office of Secretary. To such extent as the Board of Directors or Executive Committee shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed by the Board of Directors or Executive Committee.

        (f) Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be delected in accordance with the provisions of these Bylaws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive committee, making proper vouchers for such disbursements, and shall render to the Chairman, the Board of Directors or the Executive Committee, whenever the Chairman, the Board of Directors or the Executive Committee may require; and, in general, he shall perform all the duties incident to the office of Chief Financial Officer or Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee or the Chairman.

        (g) Vice Presidents. Each Executive Vice President, Senior Vice President, Group Vice President and Vice President shall perform such duties and exercise such powers as are incident to the office to which they are appointed. Each Vice President shall have the authority to sign, when such authority has been delegated in writing by the Chairman of the Board of Directors or the Secretary, in the name and on behalf of the Corporation, agreements, documents and instruments in connection with the business of the Corporation and agreements, documents and instruments to which the seal of the Corporation is affixed, shall perform such duties and exercise such powers as are incident to the office of Executive Vice President,


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Senior Vice President, Group Vice President and Vice President and shall have such powers and duties as shall be prescribed by the Board of Directors or the Executive Committee.

                                   ARTICLE VI

                           CONTRACTS, CHECKS, DRAFTS,
                          BANK ACCOUNTS, PROXIES, ETC.

        SECTION 6.1 Execution of Documents. The Chairman of the Board of Directors, the President, the Secretary or any other corporate policy as approved by the Board of Directors, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

        SECTION 6.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board of Directors.

        SECTION 6.3 Proxies in Respect of Stock or Other Securities of Other Corporations. The Chairman or the Secretary or any other officer of the Corporation designated by the Board of Directors shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and
(c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. The Chairman or the Secretary or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

                                  ARTICLE VII

                               BOOKS AND RECORDS

        The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.




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
                                  ARTICLE VIII

                 SHARES AND THEIR TRANSFER; FIXING RECORD DATE

        SECTION 8.1 Certificate for Stock. Certificates of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the President or any Vice President and the Secretary or Treasurer of the Corporation or any other authorized officer. In case any officer who has signed or whose facsimile signature has been placed upon certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        SECTION 8.2 Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

        The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

        SECTION 8.3 Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The

Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the Chairman, the President, the Secretary or any other authorized officer may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

        SECTION 8.4  Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or vote of any meeting of stockholders of any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings or meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE IX

                                      SEAL

        The corporate seal shall be in such form as approved from time to time by the Board of Directors. The Corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE X

                                  FISCAL YEAR

        The fiscal year of the Corporation shall end on the date that is the Sunday nearest to January 31 in each year, or on such other date as the Board of Directors of Directors shall determine.

                                   ARTICLE XI

                                INDEMNIFICATION

        SECTION 11.1 Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

        SECTION 11.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article XI against any expenses, judgments, fines and amounts paid in settlement as specified in this Article XI, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Article XI.

        SECTION 11.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article XI shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article XI shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article XI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XI, whether arising from acts or omission occurring before or after such adoption.

        SECTION 11.4 Advancement of Expenses. In furtherance, but not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the

Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article XI.

        SECTION 11.5 Settlement of Claims. The Corporation shall not be liable to indemnify any person otherwise entitled to indemnification under this
Article XI: (a) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        SECTION 11.6 No Duplication of Payments. The Corporation shall not be liable under this Article XI to make any payment in connection with any claim made against any person entitled to indemnification hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

        SECTION 11.7 Effects of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this
Article XI (including, without limitation, this Section 11.7 shall adversely affect the rights of any director or officer under this Article XI with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision.

        SECTION  11.8  Severability.  If any provision or provisions of this
Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this
Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or enforceable.

                                  ARTICLE XII

                             SUPERSEDING PROVISIONS

        SECTION 12.1 Effective Date and Duration. Notwithstanding any provision to the contrary contained in these Bylaws, commencing on the effective date (the "Effective Date") of the Third Amended Joint Plan of Reorganization for Federated Stores, Inc., et al, as modified and as confirmed by the United States Bankruptcy Court, Southern District of Ohio, Western Division on January 10, 1992, the provisions of this Article XII shall supersede and replace any conflicting provision contained in these Bylaws until the earliest to occur of:

        (i)  the date on which (a) no one of the Holders other than The Edward
             J. DeBartolo Corporation ("EJDC") holds voting securities of the Corporation which are entitled to 4% or more of the votes of all such voting securities entitled to vote in the election of the directors of the Corporation, and (b) the aggregate number of shares of the Corporation's Common Stock owned by the Holders other than EJDC represents less than 15% of the total number of votes of all voting securities entitled to vote in the election of the directors of the Corporation; and

        (ii) the seventh anniversary of the Effective Date.

        SECTION 12.2  Board of Directors.  Notwithstanding the provisions of
Section 3.2 of Article III hereof, at all times during which these superseding provisions are in effect:

                (a) At least two members of the Board of Directors of the Corporation (the "Unaffiliated Directors") shall be unaffiliated with EJDC or any of its affiliates, the Corporation (other than such members' affiliation with the Corporation as directors), or any of the Corporation's subsidiaries; and

                (b) The number of members constituting the Board of Directors may be increased only by resolution approved by 100% of the Board of Directors.

        SECTION 12.3 Audit Committee. At all times during which this Article XII is in effect, at least a majority of the members of the Audit Committee shall be Unaffiliated Directors, except as may otherwise be required by the applicable rules or regulations of any securities exchange or quotation system upon which the capital stock of the Corporation is traded or authorized for trading.

        SECTION 12.4 Amendments. At all times during which this Article XII is in effect, these Amended and Restated Bylaws may not be amended, altered, changed or repealed except by the approval of the holders of at least 75% of the issued and outstanding voting stock of the Corporation.

        SECTION 12.5 Definitions. For purposes of this Article XII, all capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in that certain Registration Rights and Corporate Governance Agreement (a copy of which is attached hereto as Exhibit A) dated as of February 3, 1992 by and among the Corporation, Ralphs, Allied Stores Corporation, a Delaware corporation, Bank of Montreal, Banque Paribas, EJDC, Camdev Properties Inc., an Ontario corporation, and Federated Stores, Inc., a Delaware corporation.


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